77Q1(e)(1)


Amendment No. 4 to Restated Management
Agreement between American Century Mutual
Funds, Inc. and American Century Investment
Management, Inc., effective as of December 1, 2016
(filed electronically as Exhibit d5 to Post-Effective
Amendment No. 147 to the Registration Statement of the Registrant on November 28, 2016, File No. 2-
14213, and incorporated herein by reference.)